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          SECURITIES AND EXCHANGE COMMISSION

                WASHINGTON, D.C.  20549





                CMS ENERGY CORPORATION

                          AND

                CONSUMERS POWER COMPANY





                       FORM 10-Q

                       EXHIBITS



            FOR QUARTER ENDED JUNE 30, 1994


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                     EXHIBIT INDEX

Exhibit
Numbers                           Description
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(4)       CMS Energy:  Credit Agreement dated as of July 29, 1994
          among CMS Energy Corporation, the Banks, the Co-Agents, the Documentation Agent and the Operational Agent, all as defined therein, and the Exhibits thereto

(12) CMS Energy: Statements regarding computation of Ratio of Earnings to Fixed Charges

(15)(a)   CMS Energy:  Letter of independent public accountant

(15)(b)   Consumers:  Letter of independent public accountant

(27)(a)   CMS Energy:  Financial Data Schedule

(27)(b)   Consumers:  Financial Data Schedule

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